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                                                                      Exhibit 21

                                 SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

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
                                                                JURISDICTION OF
NAME                                                             INCORPORATION
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
THE COOPER COMPANIES, INC.                                         Delaware
CooperVision, Inc.                                                 New York
     CooperVision, LLC                                             Delaware
     CooperVision Technology, Inc.                                 Delaware
     CooperVision International Holding Company, L.P.              England
          CooperVision Canada Corp.                                Canada
          Aspect Vision Holdings, Limited                          England-Wales
           Aspect Vision Care Limited                              England-Wales
               CooperVision Nordic AB                              Sweden
            CooperVision Limited                                   England-Wales
                Solo Tech Contact Lens Company                     Spain
                    CL Tinters, OY                                 Finland
         Cooper Vision Italia s.r.l.                               Italy
CooperSurgical, Inc.                                               Delaware
     Medscand (USA) Inc.                                           Delaware
     Medscand Medical AB                                           Sweden

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